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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Shareholders of Amkor Technology, Inc.


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Amkor Technology, Inc. of our report dated January 17, 2003, except for Note 21, which is as of January 27, 2003, and Notes 2, 13 and 15, which are as of October 6, 2003, relating to the consolidated financial statements and financial statements of Anam Semiconductor, Inc. and its subsidiary, which appears in the Current Report on Form 8-K/A of Amkor Technology, Inc., dated October 17, 2003.



                                                /s/ Samil Accounting Corporation
                                                Samil Accounting Corporation

                                                Seoul, Korea
                                                March 10, 2004